Investor Relations Contact: Jeffrey Goldberger KCSA Worldwide (212) 896-1249 jgoldberger@kcsa.com	Public Relations Contact: Susan Goodell Warschawski (410) 367-2700 ext. 25 susan.goodell@warschawski.com

NexCen Brands Reports Third Quarter 2007 Results

NEW YORK, November 8, 2007 -- NexCen Brands, Inc. (Nasdaq: NEXC) ("NexCen") today reported  financial results for the third quarter ended September 30, 2007.

Q3 FINANCIAL HIGHLIGHTS

•	Total revenues increased 28% from Q2 2007 to $11.3 million
•	Operating income increased 85% from Q2 2007 to $2.6 million
•	Adjusted EBITDA increased 49% from Q2 2007 to $3.9 million
•	Net Income of $117,000 or $0.00 per share compares to a net loss of ($245,000) or ($0.01) per share in Q2 2007
•	Non-GAAP Net Income for Q3 2007 of $2.5 million or $0.05 per diluted share compares to $1.8 million or $0.03 per diluted share in Q2 2007
•	Brand operations achieved Adjusted EBITDA margin of 55% (excluding corporate expenses)
•	Deferred franchise fee revenue of $5.0 million is equivalent to $0.07 to $0.08 per share which will be recognized in future periods as stores open
•	Comparable store sales for the Franchise segment increased 4.8% versus the same period of the prior year

Q3 OPERATIONAL HIGHLIGHTS

•	Acquired assets of Pretzel Time and Pretzelmaker for combined price of $30.3 million
•	The Athlete’s Foot (TAF) entered into definitive agreement with a franchisee to open twenty stores in Mississippi
•	TAF entered into agreement with Li & Fung USA to manufacture and distribute the TAF branded apparel line “Taftec™”
•	Bill Blass entered into exclusive licensing agreement with The Global Fur Group to manufacture and distribute luxury fur products under the Bill Blass label

POST Q3 HIGHLIGHTS

•	Bill Blass entered into exclusive licensing agreement with Mondani to manufacture and distribute handbags, small leather goods and cosmetic toiletry cases
•	TAF entered into a 10 store area development agreement in Sweden

Commenting on the quarter, Robert D’Loren, President and CEO of NexCen Brands, Inc., noted, “I am extremely pleased with the favorable advancements of our company during the third quarter. The investments we have made in our brands, people and infrastructure are now beginning to show results. I remain confident that we have developed an extremely robust and scaleable operating platform from which to grow our business.”

“During the quarter, we experienced positive momentum within each of our operating segments,” continued Mr. D’Loren. “In retail franchising, our rebranding efforts at The Athlete’s Foot (TAF) have been met with strong acceptance as evidenced by the signing of three separate area development agreements to open a minimum of 130 stores in the United States and Sweden. In addition, we are delighted to have aligned ourselves with Li & Fung, a global supply chain manager to retailers, to serve as our manufacturing and distribution partner for Taftec™, the new TAF branded apparel line. In our quick service restaurant (QSR) segment, we acquired Pretzel Time and Pretzelmaker, doubling the number of brands in our QSR portfolio, which provides us strong cross-selling opportunities within our existing locations. In our consumer branded products segment, Bill Blass significantly advanced its licensing efforts, first through a licensing agreement with The Global Fur Group to manufacture and distribute luxury fur products under the Bill Blass label; and second through an exclusive licensing agreement with Mondani to manufacture and distribute handbags, small leather goods and cosmetic toiletry cases. We believe these agreements reflect the underlying strength of the Bill Blass brand and our ability to broaden the scope of this preeminent name in luxury fashion.”

The results for the third quarter of 2007 included: (a) The Athlete’s Foot, Bill Blass, MaggieMoo’s, Marble Slab and Waverly for the entire quarter, and (b) Pretzel Time and Pretzelmaker since August 7 (the date of acquisition), or less than 60 days.

The results for the first nine months of 2007 included: (a) The Athlete's Foot for the entire nine months, (b) Bill Blass from February 15 (date of acquisition), (c) MaggieMoo's and Marble Slab from February 28 (date of acquisition) (d) Waverly from May 2 (date of acquisition) and (e) Pretzel Time and Pretzelmaker from August 7 (date of acquisition). The Company did not own any of these brands during the first nine months of 2006.

For the nine months ended September 30, 2007, NexCen reported total revenues of $24.1 million, Adjusted EBITDA of $6.2 million, net loss of ($326,000) or ($0.01) per diluted share, Non-GAAP Net Income of $4.5 million, or $0.08 per diluted share.

As of September 30, 2007, NexCen had cash and cash equivalents of $29.4 million, total assets of $337.7 million, debt of $91.3 million and stockholders’ equity of $194.0 million. Debt was 32% of total capital (22% based on current market capitalization). On November 7, 2007, NexCen borrowed an additional $19.0 million under its existing credit facility. The additional borrowing is secured by the assets of MaggieMoo’s and Marble Slab and increased cash and debt to approximately $50 million and $110 million, respectively.

Guidance

The company expects full year Non-GAAP net income to be in the range of $0.11 to $0.13 per diluted share for 2007 and $0.19 to $0.21 per diluted share for 2008, assuming no additional acquisitions.

Conference Call

NexCen will host a conference call to discuss the third quarter results today at 5:00 p.m., Eastern Time. Interested parties may access the call at http://www.nexcenbrands.com or by telephone at (800) 922-9655 (domestic) and (973) 935-2407 (international). A replay of this call will be available through Friday, November 23, 2007 at 12:00 p.m. Eastern Time. The replay can be accessed by calling (877) 519-4471 (domestic) or (973) 341-3080 (international) and entering the following code: 9394284.

About NexCen Brands, Inc. (http://www.nexcenbrands.com) NexCen Brands, Inc. (Nasdaq: NEXC) is the premier 21st century vertically integrated global brand acquisition and management company focused on assembling a diversified portfolio of intellectual property centric companies operating in the consumer branded products and franchise industries. The Company owns, licenses, franchises and markets a growing portfolio of consumer and franchise brands including The Athlete's Foot®, Bill Blass®, MaggieMoo's®, Marble Slab Creamery®, Pretzel Time®, Pretzelmaker® and Waverly®. The Company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees that includes every major segment of retail distribution from the luxury market to the mass market in the U.S. and in over 50 countries around the world, and consists of more than 1,500 franchised stores. NexCen, through its information technology and franchisee support systems and advertising, marketing and public relations team, markets its brands to continually drive greater consumer awareness and brand equity for each of its brands. NexCen touches nearly every aspect of a consumer's lifestyle from the food they eat, to the furnishings in their homes and the clothes and footwear they purchase.

We own the proprietary rights to a number of trademarks used in this press release which are important to our business, including The Athlete’s Foot, Bill Blass, MaggieMoo’s, Marble Slab, Waverly, Pretzel Time and Pretzelmaker. For convenience, we have omitted the “®” and “TM” trademark designations for such trademarks in the body of this press release. Nevertheless, all rights to such trademarks named in this press release are reserved.

For more information about NexCen and our brands, please visit our website at http://www.nexcenbrands.com.

NexCen utilizes certain Non-GAAP measures to provide shareholders with additional insight into its operations. These Non-GAAP measures should not be considered in isolation or as an alternative to GAAP measures of performance. Please read, “Reconciliation of Non-GAAP Financial Measures”, “Reconciliation of Net Income (Loss) to Adjusted EBITDA” and “Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)”, for additional information.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our business, plans to cross-sell, further license and expand the offerings of our brands and businesses, expectations for the future performance of our brands and comments about estimated or anticipated future financial results. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we are still in the early stages of building our IP business and may not be successful in implementing our business strategy, (2) we depend on the success of our licensees and franchisees for future growth, (3) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (4) our new marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (5) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (6) volatility in the price of our common stock may cause sellers of IP and IP-centric businesses to be less willing to accept shares of our common stock as consideration for a portion of future acquisitions and may make such acquisitions more dilutive (if price of our common stock declines), and (7) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-Tables to Follow-

NEXCEN BRANDS, INC
CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2007 (Unaudited)	2006
ASSETS
Cash and cash equivalents	$29,432	$83,536
Restricted cash	5,222	-
Trade receivables, net of allowances of $877 and $530	6,793	2,042
Interest and other receivables	2,110	511
Prepaid expenses and other current assets	3,275	2,210
Total current assets	46,832	88,299

Property and equipment, net	3,113	389
Goodwill	84,825	15,607
Trademarks	191,100	49,000
Other intangible assets, net of amortization	7,949	3,792
Deferred financing costs and other assets	2,093	-
Restricted cash	1,818	1,298
Total Assets	$337,730	$158,385

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$8,712	$5,197
Deferred revenue	5,033	40
Current portion of long-term debt	4,273	-
Acquisition related liabilities	9,415	4,000
Total current liabilities	27,433	9,237

Long-term debt	87,055	-
Deferred tax liability	21,716	218
Acquisition related liabilities	2,430	-
Other long-term liabilities	2,077	2,317
Total Liabilities	140,711	11,772
Minority interest	3,038	-
Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2007 and December 31, 2006.	-	-
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 54,918,475 and 47,966,085 shares issued and outstanding at September 30, 2007 and December 31, 2006	551	481
Additional paid-in capital	2,664,771	2,615,742
Treasury stock	(1,757)	(352)
Accumulated deficit	(2,469,584)	(2,469,258)
Total stockholders’ equity	193,981	146,613
Total liabilities, minority interest and stockholders’ equity	$337,730	$158,385

NEXCEN BRANDS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Royalty revenues	$4,899	$-	$10,588	$-
Licensing revenues	4,963	-	10,749	-
Franchise fee revenues	1,467	-	2,728	-
Total Revenues	11,329	-	24,065	-

Operating Expenses:
Selling, general and administrative expenses:
Brands	4,709	-	10,043	-
Corporate	2,076	1,569	6,242	3,417
Professional fees:
Brands	356	-	767	-
Corporate	310	324	1,109	645
Depreciation and amortization	390	207	895	256
Stock based compensation	848	388	2,219	1,084
Restructuring charges	-	80	-	869
Total Operating Expenses	8,689	2,568	21,275	6,271

Operating Income (loss)	2,640	(2,568)	2,790	(6,271)

Non-Operating income (expense):
Interest income	320	733	1,481	1,631
Interest expense	(1,579)	-	(2,767)	-
Other income, net	51	469	291	562
Minority interest	(56)	-	(198)	-
Total non-operating income (expense)	(1,264)	1,202	(1,193)	2,193

Income (loss) from continuing operations before income taxes	1,376	(1,366)	1,597	(4,078)
Provision for income taxes:
Current	74	-	191	-
Deferred	1,179	-	1,279	-
Total provision for income taxes	1,253	-	1,470	-
Income (loss) from continuing operations	123	(1,366)	127	(4,078)

Income (loss) from discontinued operations, net of taxes	(6)	544	(453)	1,603

Net income (loss)	117	(822)	(326)	(2,475)
Other comprehensive income:
Unrealized holding gain on investments available for sale	-	555	-	555
Comprehensive loss	$117	$(267)	$(326)	$(1,920)
Income (loss) per share (basic and diluted) from continuing operations	$0.00	$(0.03)	$0.00	$(0.09)
Income (loss) per share (basic and diluted) from discontinuing operations	0.00	0.01	(0.01)	(0.04)
Net income (loss) per share - basic and diluted	$0.00	$(0.02)	$(0.01)	$(0.05)

Weighted average shares outstanding - basic	52,384	46,534	50,801	45,098
Weighted average shares outstanding - diluted	54,250	48,056	53,400	45,454

Reconciliation of Non-GAAP Financial Measures

In evaluating and managing the operating performance of our business, as a supplement to our financial results presented in accordance with US generally accepted accounting principles (GAAP), we use certain Non-GAAP measures that exclude certain expenses, such as stock compensation expense and provision for income taxes, that are required by GAAP. We believe that these Non-GAAP measures help us understand our operating performance and evaluate both our historical and potential future results. Management uses these supplemental Non-GAAP measures internally to manage our business and make operating decisions. Management uses these Non-GAAP measures, along with GAAP financial results, in planning for and forecasting future periods. We believe that presenting this information to investors along with the GAAP presentation helps investors understand how management views our business.

The key Non-GAAP measures we use are Adjusted EBITDA, Adjusted EBITDA for the Brand Business, Non-GAAP Net Income and Non-GAAP Net Income per diluted share. Many investors evaluate our business and similar businesses (including those of our competitors) in light of these non-GAAP measures, as well as the GAAP results. For example, NexCen believes that securities analysts, investors and other interested parties frequently look to Adjusted EBITDA as a supplemental, Non-GAAP measure of operating performance and of debt service capacity. The Non-GAAP adjustments, and our basis for excluding them, are discussed below.

We believe that Adjusted EBITDA, which is a Non-GAAP financial measure, when considered along with GAAP measures such as net income (loss) and operating income (loss), provides an additional measure of operating performance and liquidity. NexCen defines Adjusted EBITDA as net income (loss) after adjusting to add back depreciation and amortization, stock based compensation, interest expense (net of interest income), minority interest, the provision for income taxes, and income or loss from discontinued operations. Adjusted EBITDA from brand operations, which is also a Non-GAAP measure, is calculated by adding back to Adjusted EBITDA corporate SG&A expenses and corporate professional fees as these are costs not directly related to operating the brands. They include M&A activities and the costs of being a public company.

Management believes that Adjusted EBITDA is an important supplemental measure of NexCen’s operating performance and liquidity. Management uses this Non-GAAP measure to focus on operating results exclusive of expenses that relate to the financing and capitalization of its business and to costs of discontinued operations. Management also uses Adjusted EBITDA, along with GAAP financial measures to help evaluate the operating performance of the brand business. Management believes that these Non-GAAP measures, when viewed in conjunction with GAAP results and the following reconciliation, provides an enhanced understanding of NexCen’s current operations and its brand business. Adjusted EBITDA assists NexCen in comparing its operating performance on a consistent basis, as it excludes the impact of NexCen’s capital structure (primarily interest expenses), asset base (primarily depreciation and amortization), and other non-cash expenses (stock based compensation), items outside the control of the management team (taxes) and the impact of discontinued operations. Adjusted EBITDA also assists NexCen in comparing its liquidity on a consistent basis by providing a measure to demonstrate cash flow available from continuing operations for the payment of debt service.

Management believes that Non-GAAP Net Income also is an important supplemental measure of operating performance and liquidity. Management uses this Non-GAAP measure to evaluate the profitability of the business after accounting for interest expense and current tax liabilities that are actually paid. NexCen defines Non-GAAP Net Income as net income (loss) after adjusting to add back depreciation and amortization, stock based compensation, the provision for deferred income taxes and income (loss) from discontinued operations. These adjustments exclude from GAAP net income (loss) certain non-cash expenses (depreciation and amortization, stock based compensation and the provision for deferred income taxes) and the results of discontinued operations (which may include both cash and non-cash items).

Non-GAAP Net Income per diluted share is a Non-GAAP measure that should be considered along with net income (loss) per diluted share and income (loss) per diluted share from continuing operations. Non-GAAP Net Income per diluted share is Non-GAAP Net Income divided by the weighted average outstanding number of shares outstanding on a diluted basis.

The Non-GAAP measures should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. In evaluating the Non-GAAP measures, investors should be aware that in the future NexCen may incur expenses similar to those that have been excluded from the Non-GAAP financial measures as a result of the adjustments described above. Also, investors should keep in mind that certain excluded items represent cash expenses (such as the provision for current income taxes and some portions of the results of discontinued operations). (The provision for deferred taxes is a non-cash item.) Accordingly, investors should evaluate these Non-GAAP financial measures along with the cash flow information prepared in accordance with GAAP and presented in the Company’s statement of cash flows included with its financial statements in its public filings. In general, investors are urged to review the GAAP financial measures included in this earnings release and NexCen’s public filings, and to not rely on any single financial measure to evaluate its business.

The following tables reconcile the Non-GAAP Adjusted EBITDA, Adjusted EBITDA of Brand Business, Non-GAAP Net Income and Non-GAAP Net Income per diluted share financial measures to GAAP.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
FOR THE PERIOD ENDED
SEPTEMBER 30, 2007
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended September 30, 2007		Nine Months Ended September 30, 2007
	Amount	Impact Per Diluted Share	Amount	Impact Per Diluted Share

Net Income (GAAP measure)	$117	$0.00	($326)	($0.01)
Adjusted for:
Depreciation & amortization	390	$0.01	895	$0.02
Stock based compensation	848	$0.02	2,219	$0.04
Interest expense, net	1,259	$0.02	1,286	$0.02
Minority interest	56	$0.00	198	$0.00
Provision for taxes	1,253	$0.02	1,470	$0.03
Loss from discontinued operations	6	$0.00	453	$0.01

Adjusted EBITDA	3,929	$0.07	6,195	$0.11
Further Adjusted for:
Corporate SG&A	2,076	$0.04	6,242	$0.12
Professional Fees - Corporate	310	$0.01	1,109	$0.02
Other income	(56)	$0.00	(246)	$0.00
Adjusted EBITDA of Brand Business	$6,259	$0.12	$13,300	$0.25
Margin	55%		55%

Brand Business Summary
Revenues	$11,329	$0.21	$24,065	$0.45
SG&A - Brands	4,709	$0.09	10,043	$0.19
Professional fees - Brands	356	$0.00	767	$0.01
Depreciation	228	$0.00	473	$0.01
Operating income	6,036	$0.12	12,782	$0.24
Adjusted for:
Depreciation	228	$0.00	473	$0.01
Other income (expense)	(5)	$0.00	45	$0.00
Adjusted EBITDA of Brand Business	$6,259	$0.12	$13,300	$0.25
Margin	55%		55%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
FOR THE PERIOD ENDED
SEPTEMBER 30, 2007
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended September 30, 2007		Nine Months Ended September 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net Income (GAAP measure)	$117	$0.00	($326)	($0.01)
Adjusted for:
Depreciation & amortization	390	$0.01	895	$0.02
Stock based compensation	848	$0.02	2,219	$0.04
Provision for deferred taxes	1,179	$0.02	1,279	$0.02
Loss from discontinued operations	6	$0.00	453	$0.01
Non-GAAP Net Income	$2,540		$4,520

Non-GAAP Net Income per share - Basic	$0.05		$0.09
Non-GAAP Net Income per share - Diluted	$0.05		$0.08

Weighted Average Shares Outstanding - Basic	52,384		50,801
Weighted Average Shares Outstanding - Diluted	54,250		53,400

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
FOR THE PERIOD ENDED
JUNE 30, 2007
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	Amount	Impact Per Diluted Share	Amount	Impact Per Diluted Share

Net Income (GAAP measure)	($245)	$0.00	($443)	($0.01)
Adjusted for:
Depreciation & amortization	316	$0.01	505	$0.01
Stock based compensation	731	$0.01	1,371	$0.03
Interest expense, net	629	$0.01	26	$0.00
Minority interest	89	$0.00	142	$0.00
Provision for taxes	217	$0.00	217	$0.00
Loss from discontinued operations	895	$0.02	448	$0.01

Adjusted EBITDA	2,632	$0.05	2,266	$0.04
Further Adjusted for:
Corporate SG&A	2,241	$0.04	4,139	$0.08
Professional Fees - Corporate	367	$0.01	826	$0.01
Other income	(113)	$0.00	(190)	$0.00
Adjusted EBITDA of Brand Business	$5,127	$0.10	$7,041	$0.13
Margin	58%		55%

Brand Business Summary
Revenues	$8,852	$0.16	$12,736	$0.24
SG&A - Brands	3,510	$0.06	5,341	$0.10
Professional fees - Brands	260	$0.00	404	$0.01
Depreciation	157	$0.00	245	$0.00
Operating income	4,925	$0.10	6,746	$0.13
Adjusted for:
Depreciation	157	$0.00	245	$0.00
Other income	45	$0.00	50	$0.00
Adjusted EBITDA of Brand Business	$5,127	$0.10	$7,041	$0.13
Margin	58%		55%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
FOR THE PERIOD ENDED
JUNE 30, 2007
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net Income (GAAP measure)	($245)	($0.00)	($443)	($0.01)
Adjusted for:
Depreciation & amortization	316	$0.00	505	$0.01
Stock based compensation	731	$0.01	1,371	$0.03
Provision for deferred taxes	110	$0.00	110	$0.00
Loss from discontinued operations	895	$0.02	448	$0.01
Non-GAAP Net Income	$1,807		$1,991

Non-GAAP Net Income per share - Basic	$0.04		$0.04
Non-GAAP Net Income per share - Diluted	$0.03		$0.04

Weighted Average Shares Outstanding - Basic	50,824		49,996
Weighted Average Shares Outstanding - Diluted	54,465		53,313